UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, OH	43659
(Address of principal executive offices)	(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders of Owens Corning (the “Company”) held on April 19, 2012, Company stockholders voted on three proposals and cast their votes as described below. The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 14, 2012.

Proposal 1

The following directors were elected to serve until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified as set forth below:

Name	For	Withheld	Broker Non-Votes
Norman P. Blake, Jr.	107,973,796	421,777	6,297,099
James J. McMonagle	96,404,035	11,991,538	6,297,099
W. Howard Morris	108,023,057	372,516	6,297,099

Proposal 2

Company stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,834,539	1,617,536	240,597	0

Proposal 3

Company stockholders cast their votes to approve, on an advisory basis, named executive officer compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,944,824	3,308,037	1,142,712	6,297,099

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: April 19, 2012	By:	/s/ John W. Christy
John W. Christy
Senior Vice President, General Counsel and Secretary